                                                                       Exhibit 1



                            STOCK PURCHASE AGREEMENT


                                      among

                         Ocean West Holding Corporation,

                          Ocean West Enterprises, Inc.,
                             dba Ocean West Funding,

                                       and

                             Monogenesis Corporation



                            Dated: ___________, 2002

                            STOCK PURCHASE AGREEMENT

                                Table of Contents

ARTICLE I
    SECURITIES
    1.1 ....................................................................   2
    Issuance of Securities to Monogenesis ..................................   2
    1.2      Registration Statement ........................................   2
             ----------------------
ARTICLE II
    CLOSING
    2.1      Time and Place ................................................   2
             --------------
    2.2      Actions at the Closing ........................................   2
             ----------------------
    2.3 ....................................................................   2
    Simultaneous Actions ...................................................   2

ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF OWHC AND OWE
    3.1      Organization ..................................................   3
             ------------
    3.2      Capitalization ................................................   3
             --------------
    3.3      Subsidiaries ..................................................   3
             ------------
    3.4      Authority .....................................................   3
             ---------
    3.5      Financial Statements ..........................................   3
             --------------------
    3.6      Absence of Undisclosed Liabilities ............................   4
             ----------------------------------
    3.7      Absence of Changes ............................................   4
             ------------------
    3.8      Title to Assets ...............................................   5
             ---------------
    3.9      Litigation ....................................................   5
             ----------
    3.10     Compliance; Governmental Authorization ........................   5
             --------------------------------------
    3.11     Labor Relations; Employees ....................................   6
             --------------------------
    3.12     Employee Benefit Plans ........................................   6
             ----------------------
    3.13     Intellectual Property .........................................   6
             ---------------------
    3.14     Accounts and Notes Receivable .................................   7
             -----------------------------
    3.15     Loan Inventories ..............................................   7
             ----------------
    3.16     Tax Matters ...................................................   7
             -----------
    3.17     Books and Records .............................................   7
             -----------------
    3.18     Disclosure ....................................................   8
             ----------
    3.19     Best Knowledge of OWHC and OWE ................................   8
             ------------------------------

ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF MONOGENESIS
    4.1      Organization ..................................................   8
             ------------
    4.2      Authority .....................................................   8
             ---------

     4.3      Shareholders ......................................................   8

ARTICLE V
     COVENANTS OF OWHC AND OWE
     5.1      Conduct of Business Until Closing Date ............................   8
              --------------------------------------
     5.2      Access to Properties and Records ..................................   9
              --------------------------------
     5.3      Advice of Changes .................................................   9
              -----------------
     5.4      Conduct ...........................................................   9
              -------
     5.5      Approvals, Consents ...............................................   9
              -------------------

ARTICLE VI
     COVENANTS OF MONOGENESIS
     6.1      Confidentiality; Return of Documents ..............................  10
              ------------------------------------

ARTICLE VII
     CONDITIONS TO OBLIGATIONS OF MONOGENESIS
     7.1      Accuracy of Representations and Warranties ........................  10
              ------------------------------------------
     7.2      Performance of Agreements .........................................  10
              -------------------------
     7.3      Officer's Certificates ............................................  10
              ----------------------
     7.4      Secretary's Certificate ...........................................  10
              -----------------------
     7.5      Consents, Authorizations ..........................................  11
              ------------------------
     7.6      Legislation .......................................................  11
              -----------
     7.7      Issuance, Registration and Distribution of Shares and Warrants ....  11
              --------------------------------------------------------------
     7.8      Good Standing Certificates ........................................  11
              --------------------------
     7.9      Financial Statements ..............................................  11
              --------------------
     7.10     Casualty ..........................................................  11
              --------

ARTICLE VIII
     CONDITIONS TO OBLIGATIONS OF OWHC AND OWE
     8.1      Accuracy of Representations and Warranties ........................  12
              ------------------------------------------
     8.2      Performance of Agreements .........................................  12
              -------------------------
     8.3      Officer's Certificate .............................................  12
              ---------------------
     8.4      Secretary's Certificate ...........................................  12
              -----------------------
     8.5      Consents, Authorizations ..........................................  12
              ------------------------
     8.6      Legislation .......................................................  12
              -----------
     9.7      Issuance, Registration and Distribution of Shares and Warrants ....  12
              --------------------------------------------------------------

ARTICLE IX
     TERMINATION
     9.1      Termination .......................................................  13
              -----------

ARTICLE X
     INDEMNIFICATION
     10.1     Indemnification ................................................................   13
              ---------------
     10.2     Third Party Claims .............................................................   14
              ------------------
     10.3     Remedies Cumulative ............................................................   15
              -------------------
     10.4     Recoveries .....................................................................   15
              ----------

ARTICLE XI
     MISCELLANEOUS
     11.1     Expenses; Transfer Taxes .......................................................   15
              ------------------------
     11.2     Binding Effect .................................................................   15
              --------------
     11.3     Entire Agreement; Amendments ...................................................   15
              ----------------------------
     11.4     Headings .......................................................................   15
              --------
     11.5     Notices ........................................................................   15
              -------
     11.6     Publicity ......................................................................   16
              ---------
     11.7     Governing Law ..................................................................   16
              -------------
     11.8     Waivers ........................................................................   16
              -------
     11.9     Defined Terms ..................................................................   16
              -------------
     11.10    Fees ...........................................................................   17
              ----

SCHEDULE 3.1
     Officers and Directors of OWHC ..........................................................   18
     ------------------------------

SCHEDULE 3.2
              Stock of Ocean West Holding Corporation Assuming Exercise of the Monogenesis
              ----------------------------------------------------------------------------
                   Warrants ..................................................................   18
                   --------
     Convertible Securities, Options,Warrants, Agreements Relating to Stock of OWHC ..........   19
     ------------------------------------------------------------------------------

SCHEDULE 3.3
     Subsidiaries of OWHC
     --------------------

SCHEDULE 3.12
     Employee Benefit Plans ..................................................................   19
     ----------------------

SCHEDULE 3.13
     Intellectual Property ...................................................................   19
     ---------------------

EXHIBIT 1.1
     Form of Common Stock Purchase Warrants ..................................................   20
     --------------------------------------

EXHIBIT 3.5
     Certificate Relating to Financial Statements OWHC .......................................   20
     -------------------------------------------------
     Certificate Relating to Financial Statements OWE  .......................................   21
     ------------------------------------------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         This Stock Purchase Agreement (the "Agreement") is entered into as of this ____ day of ________, 2002 by and among Ocean West Holding Corporation, a Delaware corporation ("OWHC"); Ocean West Enterprises, Inc., dba Ocean West Funding, a California corporation ("OWE"); and Monogenesis Corporation, a Delaware corporation ("Monogenesis").

         WHEREAS, Monogenesis is a closed-end investment company with in excess of 1,000 shareholders which was formed to provide a mechanism for companies to become reporting companies under the Securities Act of 1934 through distributions to its shareholders;

         WHEREAS, OWHC desires to have a class of shares which may be traded publicly to facilitate access to equity capital and future acquisitions and to provide liquidity for its shareholders and value to employee stock incentive programs;

         WHEREAS, OWHC has four classes of stock authorized: Common Shares, Class B Common Shares, Class D Common Shares and Preferred Shares and will authorize the issuance of the common stock purchase warrants described below;

         WHEREAS, as of April 15, 2002, OWHC had authorized 30,000,000 Common Shares, 5,196,304 of which were issued and outstanding; 5,000,000 Class B Common Shares, 210,096 of which were issued and outstanding; 600,000 Class D Common Shares, none of which were issued and outstanding; and 10,00,000 Preferred Shares, of which 1,000 shares of Series C, 680 shares of Series E, 1,050 of Series F, 2,000 of Series G, 125 of Series I, and 1,000 of Series L were issued and outstanding;

         WHEREAS, Monogenesis has received warrants to purchase 88,800 Common Shares of OWHC;

         WHEREAS, OWHC will authorize Common Stock Purchase Warrants (the "Warrants") to purchase Common Shares of OWHC (which Warrants will be exercisable for 10 months and have an exercise price of $1.25 per share);

         WHEREAS, prior to the Closing Date (as hereinafter defined), Monogenesis will purchase, and OWHC will issue to Monogenesis, 300,000 of its Common Shares at a purchase price of $0.01 per share together with 3,000,000 Warrants at a purchase price of $0.001 per Warrant;

         WHEREAS, OWHC will file a registration statement (the "Registration Statement") registering 2,247,676 of the Common Shares held by shareholders of OWHC, all of the Common Shares which may be issued to Monogenesis upon the exercise of its warrants (including Common Shares received upon conversion of Class B Common Shares), all of the Common Shares and all of the Warrants to be issued to Monogenesis and all of the Common Shares underlying the Warrants pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, on the Closing Date, Monogenesis will authorize its transfer agent to distribute to Monogenesis shareholders 100 Common Shares of OWHC and 1,000 Warrants of OWHC for each share of stock of Monogenesis held;

         NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                                   SECURITIES

         1.1    Issuance of Securities to Monogenesis. OWHC shall issue to
                -------------------------------------
Monogenesis 300,000 Common Shares upon receipt of the purchase price of $0.01 per share and 3,000,000 Warrants (in substantially the form attached hereto as
Exhibit 1.1) upon receipt of the purchase price of $0.001 per Warrant.
-----------

         1.2    Registration Statement. OWHC shall prepare and file the
                ----------------------
Registration Statement pursuant to the 1933 Act registering a total of 5,196,304 Common Shares and 3,000,000 Warrants, which constitute 1,858,876 of the 5,247,676 Common Shares held by shareholders of OWHC (other than Monogenesis), the 300,000 Common Shares and 3,000,000 Warrants to be issued to Monogenesis, the 88,800 Common Shares underlying the Monogenesis warrants (including Common Shares to be received upon conversion of the Class B Common Shares) and the 3,000,000 Common Shares underlying the Warrants. The shareholders shall receive the registered shares as indicated on Schedule 3.2.
                                      ------------

                                   ARTICLE II
                                     CLOSING

         2.1    Time and Place. The closing of the transactions contemplated by
                --------------
this Agreement (the "Closing") shall take place at the place and on such date and at such time within ten business days after the date on which all of the conditions set forth in Articles VII and VIII to each party's obligations hereunder have been satisfied or waived, as set forth in a written notice from Monogenesis at least five business days prior thereto; or on such other date and at such other time and place as OWHC and Monogenesis may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

         2.2    Actions at the Closing. At the Closing, Monogenesis shall
                ----------------------
deliver to OWHC and OWHC shall deliver to Monogenesis, the shares to be received upon exercise of the warrants in accordance with their terms. Monogenesis shall deliver the certificates representing all of the issued and outstanding warrants of OWHC held by it in negotiable form or together with completed and executed assignments and the exercise price of the warrants. Upon receipt of such warrants, OWHC shall prepare and deliver certificates representing the shares to be received upon exercise of the warrants.

         2.3    Simultaneous Actions. All proceedings to be taken and all
                --------------------
documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF OWHC AND OWE

         OWHC and OWE represent and warrant to Monogenesis, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

         3.1    Organization. OWHC is a corporation duly organized, validly
                ------------
existing and in good standing under the laws of the State of Delaware and has the power to own its property and carry on its business as it is now being conducted. OWHC is duly qualified and in good standing to do business in every jurisdiction in which such qualification is necessary. Copies of the Certificate of Incorporation and the Bylaws of OWHC, which have been furnished to Monogenesis, are true and correct copies of said documents including all amendments to the date hereof. The offices and directors of OWHC are listed on
Schedule 3.1.
------------

         3.2    Capitalization. OWHC has authorized 30,000,000 Common Shares,
                --------------
par value$.01 per share; 5,000,000 Class B Common Shares, par value$.01 per share; 600,000 Class D Common Shares, par value$.01 per share; and 10,00,000 Preferred Shares, par value$.01 per share. Of such shares, including the shares to be issued to Monogenesis, 5,585,104 Common Shares, 210,096 Class B Common Shares, no Class D Common Shares and 5,855 Preferred Shares, made up of 1,000 shares of Series C, 680 shares of Series E, 1,050 of Series F, 2,000 of Series G, 125 of Series I, and 1,000 of Series L, will be issued and outstanding on the Closing Date and have been and will be duly authorized, validly issued, fully paid and nonassessable. A list of all shareholders of OWHC and the number and class of shares held by each such shareholder is included on Schedule 3.2.
                                                             ------------
Except for the warrants issued to Monogenesis and as set forth on Schedule 3.2
                                                                  ------------
hereto and described herein, there is no: (i) outstanding security convertible into or exchangeable for the Common Shares of OWHC; (ii) option, warrant, put, call or other right to purchase or subscribe to Common Shares of OWHC; or (iii) contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance or disposition of Common Shares of OWHC or the issuance or disposition of any security convertible into Common Shares of OWHC. OWHC's records reflect the ownership of all issued and outstanding shares of its stock.

         3.3    Subsidiaries.  OWHC has the subsidiaries listed on Schedule 3.3.
                ------------                                       ------------

         3.4    Authority. OWHC has full power to execute and perform this
                ---------
Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate and other actions. Neither the execution nor delivery of this Agreement nor the performance, observation or compliance with its terms and conditions will violate any provision of law, any order of court or other governmental agency, the Certificate of Incorporation or Bylaws of OWHC, or any indenture, agreement or other instrument to which OWHC is a party, or by which it is bound or by which any of its property is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by OWHC is required from any third party.

         3.5    Financial Statements.  OWHC and OWE have provided Monogenesis
                --------------------
with true and complete copies of the following (collectively, the "Financial Statements"):

         (a) the audited balance sheets of OWE as of March 31, 2000, 1999, 1998 and 1997, and the related audited statements of earnings and retained earnings and cash flow for the fiscal years then ended, and notes related thereto;

         (b) the audited balance sheets of OWHC as of March 31, 2000, and the related audited statements of earnings and retained earnings and cash flow for the portion of the year then ended, and notes related thereto;

         (c) the unaudited balance sheet (the "Balance Sheet") of OWE as of December 31, 2001 (the "Balance Sheet Date") and the related unaudited statement of earnings for the nine months then ended, prepared by OWE and accompanied by a certificate in the form of Exhibit 3.5 hereto executed by the persons indicated
                           -----------
on said Exhibit; and

         (d) the unaudited balance sheet (the "Balance Sheet") of OWHC as of December 31, 2001 (the "Balance Sheet Date") and the related unaudited statement of earnings for the nine months then ended, prepared by OWHC and accompanied by a certificate in the form of Exhibit 3.5 hereto executed by the persons
                             -----------
indicated on said Exhibit.

The Financial Statements either eliminate or clearly disclose all transactions between OWHC, OWE, the shareholders and their affiliates. Except as otherwise noted in the Financial Statements, the Financial Statements are complete and present fairly the financial position of OWHC and OWE and the results of their operations as of the dates thereof and for the periods covered thereby in conformity with generally accepted accounting principles applied on a consistent basis.

         3.6    Absence of Undisclosed Liabilities. To the Best Knowledge (as
                ----------------------------------
defined in Section 3.19 below) of OWHC and OWE, at the Balance Sheet Date (i) neither OWHC nor OWE had any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed on the Balance Sheet, (ii) all reserves and allowances provided on the Balance Sheet were adequate for the purposes indicated therein and (iii) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board (FASB)) which were not adequately provided for in the Balance Sheet.

         3.7    Absence of Changes. Since the Balance Sheet Date, OWHC's and
                ------------------
OWE's business has operated in the ordinary course and there has not been (i) any adverse change in its condition (financial or otherwise), assets, liabilities, earnings or business; (ii) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred, or any transaction, contract or commitment entered into, other than items incurred or entered into (as the case may be) in the ordinary course of the business; (iii) any amendment or termination of a material contract, license, lease, commitment or other agreement to which OWHC or OWE are a party, except in the ordinary course of business and consistent with past practice;
(iv) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property (as defined in Section
3.13 below) except sales of mortgages or other property in the ordinary course of business and consistent with past practice; (v) any failure to operate its business in the ordinary course consistent with past practice, including, but not limited to, any failure to make capital expenditures or investments necessary to continue business in the ordinary course or any failure to pay trade accounts payable when due; or (vi) any dividend or other distribution declared or paid or any change in its outstanding capital stock except as disclosed to Monogenesis.

         3.8    Title to Assets. OWE has good and marketable title to all of its
                ---------------
assets, free and clear of all mortgages, liens, pledges, charges, security interests, rights of way, options, rights of first refusal, conditions, restrictions or encumbrances of any kind or character, whether or not relating to the extension of credit or the borrowing of money (collectively, "Encumbrances"), except for (i) the Encumbrances disclosed in the Financial Statements and (ii) liens for taxes and governmental charges not yet payable without penalty. There is no asset used or required by OWE in the conduct of its business which is not either owned by it or licensed or leased to it.

         3.9    Litigation. Except as disclosed in the Registration Statement,
                ----------
there are no (i) audits, inspections, actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against OWHC or OWE, whether at law or in equity, whether civil or criminal in nature or whether before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor, to the Best Knowledge of OWHC and OWE, does any basis exist therefor or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against OWHC or OWE.

         3.10   Compliance; Governmental Authorization. (a) OWHC and OWE
                --------------------------------------
have complied with all federal, state, territorial, local or foreign laws, ordinances, regulations or orders applicable to its business or assets, including, by way of description, and not limitation, matters relating to the environment, anti-competitive practices, discrimination, employment, health and safety, taxes, issuance of securities, customs duties and requirements and foreign practices. OWHC and OWE have all federal, state, territorial, local and foreign governmental licenses and permits necessary in the conduct of their business as presently conducted, which licenses and permits are in full force and effect, and no violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or threatened to revoke or limit any of them. Such licenses, consents and permits shall not be affected in any respect by the transactions contemplated hereby.

                (b) As used in this Agreement, "Hazardous Substance" shall mean and include all hazardous or toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, all oil and petroleum of any kind and in any form, asbestos and raw materials which include hazardous constituents), or any other similar substances, or materials which are included under or regulated by any applicable local, state, federal or foreign law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, and all comparable applicable state or local laws, orders and regulations, as any of the foregoing has heretofore been amended.

          (c) OWHC and OWE hereby warrant to Monogenesis that OWHC, OWE and the supervisory employees, officers and directors of OWHC and OWE have no knowledge of the presence, storage, disposition, generation, treatment, release or discharge of any Hazardous Substance on, under or about the assets owned by OWHC and OWE or the land and buildings on and in which OWHC and OWE currently conduct or previously conducted their operations except in accordance with applicable laws.

     3.11 Labor Relations; Employees. OWHC and OWE are in compliance with all
          --------------------------
applicable federal, state, territorial, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours. There is no unfair labor practice complaint against OWHC or OWE pending before any state, local or foreign agency. There is no labor strike, dispute, slowdown, stoppage or organizational effort or similar activity actually pending or, to the Best Knowledge of OWHC or OWE, threatened involving OWHC or OWE; no representation question exists respecting the employees of OWHC or OWE; and no collective bargaining agreement presently covers any employees of OWHC or OWE, nor is any currently being negotiated.

     3.12 Employee Benefit Plans. Schedule 3.12 attached hereto lists all
          ----------------------  -------------
"employee pension benefit" plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "employee welfare benefit" plans (as defined in Section 3(1) of ERISA) and any other qualified or non-qualified plans, programs or letters of commitment promising current or future benefits or deferred compensation (individually, a "Plan" and, collectively, the "Plans") maintained by OWHC or OWE. All Plans which are "employee pension benefit" plans are so indicated on Schedule 3.12. All reports,
                                                     -------------
statements, returns and other information required to be furnished or filed with respect to the Plans have been furnished or filed, or both, and all required records have been maintained. There are no actions, suits or claims pending, or to the Best Knowledge of OWHC or OWE, threatened against, involving or affecting any Plan. Neither OWHC nor OWE have any material liability, civil or criminal, under any provision of ERISA or any other applicable statute or rule of law with respect to the Plans. There are no violations of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") with respect to employees of OWHC or OWE or any qualified beneficiaries of such employees.

     3.13 Intellectual Property. Set forth on Schedule 3.13 is a list and a
          ---------------------               -------------
brief description or identification of all material intellectual property rights owned, leased or licensed by OWHC or OWE or used in connection with their business, including without limitation all patents, patent applications, trade names, fictitious or assumed names, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, patterns, inventions, trade secrets, proprietary processes and formulae, license agreements, and all other similar proprietary rights, whether patentable or unpatentable (collectively, the "Intellectual Property"). Except only as set forth on Schedule 3.13, neither OWHC nor OWE is a licensor or licensee in
         -------------
respect of any Intellectual Property which is material to their business. OWHC and OWE own or possess adequate licenses or other rights to use all Intellectual Property necessary to conduct their business as now operated and all of such Intellectual Property is owned outright by OWHC or OWE except as is otherwise specifically noted on Schedule 3.13. To the Best Knowledge of OWHC and OWE,
                      -------------
there is no infringement, misappropriation or other misuse being made by any other party of the Intellectual Property. No claim is pending or threatened to the effect that the present or past operations of OWHC or OWE infringe or conflict with the asserted rights of others in respect of any Intellectual Property, and no claim is pending or threatened to the effect that any of such Intellectual Property is invalid or unenforceable.

     3.14 Accounts and Notes Receivable. Except as otherwise reflected in the
          -----------------------------
Financial Statements, all unpaid accounts and notes receivable outstanding at the date hereof constitute, and those outstanding at the Closing Date will constitute, valid and enforceable claims arising in bona fide transactions in
                                                    ---- ----
the ordinary course of business, except as enforceability is limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors rights generally. Except as described in the Financial Statements, there is (i) no account or note debtor who has refused or threatened to refuse to pay its obligations or who has or threatened to set-off such obligations for any reason,
(ii) no account or note debtor who is to OWHC's or OWE's Best Knowledge insolvent or bankrupt and (iii) no account or note receivable pledged to any third party. The reserves and allowances provided for on the Balance Sheet have been established on the basis of historical experience in accordance with generally accepted accounting principles. To the Best Knowledge of OWHC and OWE, no material customer of OWHC or OWE is currently a debtor in any proceeding under the Federal Bankruptcy Code, a state insolvency law or other similar law.

     3.15 Loan Inventories. The loan inventories of OWE are, and at the Closing
          ----------------
Date will be, (i) of a quantity which is reasonable in the circumstances of OWE; and (ii) of a quality which is substantially similar to the historical quality of OWE's inventory.

     3.16 Tax Matters. For purposes of this Agreement, the term "Taxes" means
          -----------
all taxes of any kind or nature, including but not limited to federal, state, local and foreign income taxes, withholding taxes, branch profit taxes, gross receipts taxes, franchise taxes, sales and use taxes, business and occupation taxes, property taxes, VAT, custom duties or imposts, stamp taxes, excise taxes, payroll taxes, intangible taxes and capital taxes and any penalties or interest thereon. OWHC and OWE have filed within the time and in the manner prescribed by law all tax returns and reports required to be filed by them under the laws of the United States and each state or other jurisdiction in which they conducts business activities requiring the filing of tax returns or reports. OWHC and OWE have paid or set up adequate reserves in the Balance Sheet in respect of all Taxes. There are no tax liens, whether imposed by the United States, any state, local, foreign or other taxing authority, outstanding against OWHC or OWE or their assets. All Taxes and assessments that OWHC or OWE are required to withhold or to collect have been duly withheld or collected and all withholdings and collections have either been duly and timely paid over to the appropriate governmental authorities or are, together with the payments due or to become due in connection therewith, duly reflected on the Balance Sheet in accordance with generally accepted accounting principles.

     3.17 Books and Records. The books of account and other corporate financial
          -----------------
records of OWHC and OWE are in all material respects complete and correct, have been maintained in accordance with good business practices and matters contained therein are appropriately and accurately reflected in the Financial Statements. The corporate record books of OWHC and OWE contain true and complete copies of the minutes of all meetings of their shareholders and directors.

     3.18 Disclosure. Neither this Agreement (including the Schedules and
          ----------
Exhibits attached hereto) nor any other document, certificate or statement furnished to Monogenesis by or on behalf of OWHC or OWE in connection with the transactions contemplated hereby, when considered in the aggregate with all other such documents, certificates or statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     3.19 Best Knowledge of OWHC and OWE. OWHC and OWE represent and warrant
          ------------------------------
that each time a representation and warranty is based on "Best Knowledge" that the officers of OWHC and OWE have made a duly diligent investigation and inquiry.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF MONOGENESIS

     Monogenesis represents and warrants, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

     4.1  Organization. Monogenesis is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

     4.2  Authority. Monogenesis has the full power to execute and perform this
          ---------
Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate and other actions. Neither the execution nor delivery of this Agreement nor the performance, observance or compliance with its terms and conditions will violate any provision of law, any order of court or other governmental agency, the Certificate of Incorporation or Bylaws of Monogenesis or any indenture, agreement or other instrument to which Monogenesis is a party, or by which it is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by Monogenesis is required from any third party.

     4.3  Shareholders. Monogenesis has in excess of 1,000 shareholders.
          ------------

                                    ARTICLE V
                            COVENANTS OF OWHC AND OWE

     OWHC and OWE hereby covenant and agree with Monogenesis as follows:

     5.1  Conduct of Business Until Closing Date. Except as permitted or
          --------------------------------------
required hereby or as Monogenesis may otherwise consent in writing, between the date hereof and the Closing Date, OWHC and OWE shall:

          (a) operate their business only in the usual, regular and ordinary manner as such business was conducted prior to the Balance Sheet Date and, to the extent consistent with such operation, use their best efforts to (i) preserve the present business organization intact, (ii) keep available the services of the present employees, and (iii) preserve the present business relationship with customers, suppliers and others having business dealings with them;

          (b) maintain all properties necessary for the conduct of the business, whether owned or leased, in substantially the same condition as they now are (reasonable wear and tear which are not such as to materially adversely affect operations and damage due to unavoidable casualty excepted);

          (c) neither (i) encumber, mortgage or voluntarily subject to lien, except for liens created pursuant to existing loan agreements or made in the ordinary course of business, any of the properties or assets, (ii) convey, transfer or acquire any material asset or property other than in the ordinary course of business, nor (iii) except in the ordinary course of business, incur any material fixed or contingent obligation or enter into any material agreement, commitment or other transaction or arrangement; and

          (d) neither declare, set aside, pay or make any dividend or other distribution or payment on or in respect of shares of its stock, nor directly or indirectly redeem, retire, purchase or otherwise acquire any of its stock.

     5.2  Access to Properties and Records. OWHC and OWE shall give to
          --------------------------------
Monogenesis and its representatives reasonable access during normal business hours to OWHC's and OWE's properties, personnel, books, tax returns, contracts, commitments and records and the right to make copies thereof. OWHC and OWE shall furnish to Monogenesis and such representatives all such additional documents and financial and other information as Monogenesis or its representatives may from time to time reasonably request and permit Monogenesis and such representatives to examine all records and working papers relating to the preparation, review and audits of OWHC's and OWE's financial statements and tax returns.

     5.3  Advice of Changes. Between the date hereof and the Closing Date, OWHC
          -----------------
and OWE shall advise Monogenesis promptly in writing of any fact of which OWHC or OWE become aware, which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement.

     5.4  Conduct. Except as permitted or required hereby or as OWHC or OWE may
          -------
notify Monogenesis in writing, neither OWHC nor OWE shall enter into any transaction, take any action, or fail to take any action, which would result in any of the representations and warranties of either of them contained in this Agreement or in any Schedule or Exhibit hereto not being true and correct at and as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

     5.5  Approvals, Consents. OWHC and OWE shall obtain in writing prior to the
          -------------------
Closing Date all approvals, consents and waivers, required to be obtained by either of them in order to effectuate the transactions contemplated hereby, and shall deliver to Monogenesis copies thereof, reasonably satisfactory in form and substance to Monogenesis.

                                   ARTICLE VI
                            COVENANTS OF MONOGENESIS

     Monogenesis hereby covenants and agrees with OWHC and OWE as follows:

     6.1 Confidentiality; Return of Documents. Unless and until the transactions
         ------------------------------------
contemplated by this Agreement are consummated, Monogenesis shall keep in confidence all proprietary and financial information of OWHC and OWE, and shall not, except to the extent required by law or to the extent any such information is otherwise publicly available, without the prior written consent of OWHC or OWE, reveal any such financial or proprietary information to any third party other than securities regulatory authorities in connection with the Registration Statement or counsel, accountants or experts retained by Monogenesis who shall be bound by the same restrictions. If the transactions contemplated by this Agreement are not consummated, at OWHC's or OWE's request, Monogenesis shall return to OWHC or OWE, as directed, all documents supplied to Monogenesis by either of them pursuant to the provisions of this Agreement.

                                   ARTICLE VII
                    CONDITIONS TO OBLIGATIONS OF MONOGENESIS

     The obligation of Monogenesis to perform as provided in this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived by Monogenesis in its sole discretion:

     7.1 Accuracy of Representations and Warranties. The representations and
         ------------------------------------------
warranties of OWHC and OWE contained in this Agreement and in any Schedule or Exhibit hereto shall be true and accurate in all material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date, except as affected by transactions required or permitted hereby, and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall have been true and accurate in all material respects on and as of such date.

     7.2 Performance of Agreements. OWHC and OWE shall have performed and
         -------------------------
complied with all covenants, obligations and agreements to be performed or complied with, on or before the Closing Date pursuant to this Agreement or any Schedule or Exhibit hereto.

     7.3 Officer's Certificates. Monogenesis shall have received an accurate
         ----------------------
certificate of a duly authorized officer of OWHC and an accurate certificate of a duly authorized officer of OWE, each dated the Closing Date, satisfactory in form and substance to Monogenesis, certifying the fulfillment of the matters specified in Sections 7.1 and 7.2.

     7.4 Secretary's Certificate. Monogenesis shall have received an accurate
         -----------------------
certificate of the Secretary of OWHC, dated the Closing Date, satisfactory in form and substance to Monogenesis, with respect to the resolutions adopted by the Board of Directors of OWHC approving this Agreement and the transactions contemplated hereby.

         7.5    Consents, Authorizations.  All consents, authorizations, orders
                ------------------------
or approvals of, and filings or registrations with and the expiration of all waiting periods imposed by, any third party, including, without limitation, any federal, state or local commission, board or other regulatory body, lender, lessor, licensor or supplier which are required for or in connection with the execution and delivery of this Agreement by OWHC and OWE and the consummation of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

         7.6    Legislation.  No federal, state or local statute, rule or
                -----------
regulation shall have been enacted after the date of this Agreement which prohibits, restricts, delays or materially adversely affects the business of OWHC or OWE or the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions. No temporary restraining order or injunction shall be in effect, or threatened by a governmental agency, restraining the consummation of the transactions contemplated hereby.

         7.7    Issuance, Registration and Distribution of Shares and Warrants.
                --------------------------------------------------------------
OWHC shall have taken all steps necessary to issue the shares and Warrants in accordance with this Agreement. Monogenesis shall have resolved to distribute to each of its shareholders 100 Common Shares and 1,000 Warrants of OWHC to be issued to Monogenesis for each share of stock of Monogenesis held by such shareholder. The Registration Statement shall have been filed registering 2,247,676 of the Common Shares held by shareholders of OWHC, all of the Common Shares to be issued to Monogenesis, all of the Warrants and all of the Common Shares underlying the Warrants, and such Registration Statement shall have become effective.

         7.8    Good Standing Certificates.  Monogenesis shall have received
                --------------------------
certificates acceptable to it from the Secretary of State of the jurisdictions in which OWHC is incorporated, certifying that OWHC is in good standing under the laws of such jurisdiction and a certified copy of the Certificate of Incorporation of OWHC and all amendments.

         7.9    Financial Statements.  Monogenesis shall have received the
                --------------------
unaudited balance sheets of OWHC and OWE as of the quarter-end immediately preceding the Closing Date (or the prior quarter-end if the Closing occurs within thirty-five days of the end of a quarter), and the related unaudited statements of earnings, retained earnings and cash flows for the portion then ended, presented on a comparative basis with financial statements of the same portion of the preceding fiscal year, prepared by OWHC and OWE and accompanied by a certificate in the form of Exhibit 3.5 attached hereto executed by the
                                -----------
persons indicated on said Exhibit. Such statements shall not differ from those for the comparable period of the preceding fiscal year in any materially adverse respect.

         7.10   Casualty.  There shall have not occurred any fire, flood,
                --------
earthquake or other casualty to assets of OWE resulting in a cost of repair or replacement of more than $25,000 in excess of applicable insurance coverage.

                                   ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF OWHC AND OWE

         The obligation of OWHC and OWE to perform their obligations under this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived by OWHC and OWE in their sole discretion:

         8.1    Accuracy of Representations and Warranties.  The representations
                ------------------------------------------
and warranties of Monogenesis contained in this Agreement or in any Schedule or Exhibit hereto shall be true and accurate in all material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date, except as affected by transactions required or permitted hereby, and except that any such representation or warranty made as of a specified date (other than the date of this Agreement), shall have been true and accurate in all material respects on and as of such date.

         8.2    Performance of Agreements.  Monogenesis shall have performed and
                -------------------------
complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement or any Schedule or Exhibit hereto.

         8.3    Officer's Certificate.  OWHC and OWE shall have received an
                ---------------------
accurate certificate, dated the Closing Date, of a duly authorized officer of Monogenesis, satisfactory in form and substance to OWHC and OWE, certifying as to the fulfillment of the matters specified in Sections 8.1 and 8.2.

         8.4    Secretary's Certificate.  OWHC and OWE shall have received an
                -----------------------
accurate certificate, dated the Closing Date, of the Secretary of Monogenesis, satisfactory in form and substance to OWHC and OWE, with respect to the resolutions adopted by the Board of Directors of Monogenesis approving this Agreement and the transactions contemplated hereby.

         8.5    Consents, Authorizations.  All consents, authorizations, orders
                ------------------------
or approvals of, and filings or registrations with, and the expiration of all waiting periods imposed by any third party, including without limitation, any federal, state or local commission, board or other regulatory body which are required for or in connection with the execution and delivery by Monogenesis of this Agreement and the consummation by Monogenesis of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

         8.6    Legislation.  No federal, state or local statute, rule or
                -----------
regulation shall have been enacted after the date of this Agreement which prohibits, restricts, delays or materially adversely affects the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions. No temporary restraining order or injunction shall be in effect, or threatened by a governmental agency, restraining the consummation of the transactions contemplated hereby.

         9.7    Issuance, Registration and Distribution of Shares and Warrants.
                --------------------------------------------------------------
OWHC shall have taken all steps necessary to issue the shares and Warrants to Monogenesis in accordance with this Agreement. Monogenesis shall have resolved to distribute to each of its shareholders 100 Common Shares and 1,000 Warrants of OWHC to be issued to Monogenesis for each share of stock of Monogenesis held by such shareholder. The Registration Statement shall have been filed registering 2,247,676 of the Common Shares held by the shareholders of OWHC, all of the Common Shares to be issued to Monogenesis, all of the Warrants and all of the Common Shares underlying the Warrants, and such Registration Statement shall have be become effective.

                                   ARTICLE IX
                                   TERMINATION

         9.1    Termination.  This Agreement may be terminated at any time prior
                -----------
to the Closing Date:

                (a) by OWHC, OWE or Monogenesis at any time after ___________, 2002; provided, however, that if the Registration Statement has not become effective and Monogenesis is diligently pursuing the registration of the Shares then Monogenesis may extend such date beyond _________, 2002 to a date within ten business days of the effective date, but not later than ___________, 2002;

                (b) by Monogenesis, if the after tax earnings of OWE do not equal an average of $________ per month for the period beginning immediately after the end of the last fiscal year and ending on the day prior to the effective date of the Registration Statement;

                (c) by Monogenesis, if there has been a violation or breach by OWHC or OWE of any material agreement, representation or warranty of either of them contained in this Agreement and such violation or breach has not been waived by Monogenesis, or, with respect to a violation or breach of an agreement, cured within ten business days after the receipt of written notice thereof; or

                (d) by OWHC or OWE, if there has been a violation or breach by Monogenesis of any material agreement, representation or warranty of Monogenesis contained in this Agreement and such violation or breach has not been waived by OWHC and OWE or, with respect to a violation or breach of an agreement, cured within ten business days after the receipt of written notice thereof.

In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 9.1, written notice thereof shall immediately be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. The provisions of Sections 6.1,
10.1 and 10.2 shall survive any such termination.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1   Indemnification.  (a) OWHC and OWE shall, jointly and severally,
                ---------------
indemnify, defend and save Monogenesis harmless from, against, for and in respect of the following: (i) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Monogenesis and arising from a breach of any representation, warranty, covenant or agreement of OWHC or OWE contained in or made pursuant to this Agreement (including the Schedules and Exhibits attached hereto), or in any certificate, instrument or agreement delivered by OWHC or OWE pursuant hereto or in connection with the transactions contemplated hereby; and (ii) all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals) incurred by Monogenesis in connection with any action, suit, proceeding, demand, investigation, assessment or judgment incident to any of the matters indemnified against under this
Section 10.1(a). Monogenesis shall not bring a claim, demand, suit or cause of action against OWHC or OWE under or pursuant to this Section 10.1(a) with respect to the representations and warranties set forth herein unless Monogenesis has first given OWHC and OWE written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement. Upon the giving of such written notice as aforesaid, Monogenesis shall have the right, in addition to all other remedies available to it, to commence legal proceedings for the enforcement of its rights under this Agreement. Monogenesis, at its option and with at least two days advance notice to the affected party, may recover any such liability by set off against payments otherwise required to be made by Monogenesis to such party pursuant to any agreement between Monogenesis and such party.

                (b) Monogenesis shall indemnify, defend and save OWHC and OWE harmless from, against, for and in respect of the following: (i) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by OWHC or OWE and arising from a breach of any representation, warranty, covenant or agreement of Monogenesis contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered by it pursuant hereto or in connection with the transactions contemplated hereby; and (ii) all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals) incurred by OWHC or OWE in connection with any action, suit, proceeding, demand, investigation, assessment or judgment incident to any of the matters indemnified against under this Section 10.1(b). Neither OWHC nor OWE shall bring a claim, demand, suit or cause of action against Monogenesis under or pursuant to this Section 10.1(b) unless such party has first given Monogenesis written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement. Upon the giving of such written notice as aforesaid, such party shall have the right, in addition to all other remedies available to it, to commence legal proceedings for the enforcement of its rights under this Agreement.

         10.2   Third Party Claims.  With respect to claims resulting from the
                ------------------
assertion of liability by third parties, the obligations and liabilities of the party responsible for indemnification (the "Indemnifying Party") hereunder with respect to indemnification claims by the party entitled to indemnity (the "Indemnified Party") shall be subject to the following terms and conditions: (i) the Indemnified Party shall give prompt written notice to the Indemnifying Party of any assertion of liability by a third party which might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in Section 10.1 hereof, stating the nature and basis of said assertion and the amount thereof, to the extent known; and (ii) the Indemnifying Party shall not make any settlement of any claims without the written consent of the Indemnified Party; provided, however, that if an Indemnified Party does not consent to a settlement proposed by the Indemnifying Party and accepted by the adverse third party, the liability of the Indemnifying Party shall be limited to the amount that would have been paid in such settlement.

         10.3   Remedies Cumulative. The remedies provided for in this Article X
                -------------------
shall be cumulative and shall not preclude assertion by the Indemnified Party of any other rights or the seeking of any other remedies against the Indemnifying Party.

         10.4   Recoveries.  In the event an Indemnified Party subsequently
                ----------
receives payment (including without limitation proceeds of insurance and payments on accounts receivable) with respect to a matter for which it has been fully indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay the amount of such payment up to the indemnification received, to the Indemnifying Party.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1   Expenses; Transfer Taxes.  All fees, costs and expenses incurred
                ------------------------
by OWHC, OWE, or Monogenesis in connection with, relating to or arising out of the preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees of the transfer agent and legal and accounting fees and expenses relating to the preparation and filing of the Registration Statement, shall be borne by OWE.

         11.2   Binding Effect.  This Agreement shall become binding and
                --------------
effective when executed by the parties hereto. This Agreement shall not be assignable by any party without the prior written consent of the other parties, except that without relieving Monogenesis of any of its obligations under this Agreement, Monogenesis may assign this Agreement to any of its affiliates. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors, heirs, legal representatives and assigns of the parties hereto. This Agreement constitutes an agreement among the parties hereto and none of the agreements, covenants, representations or warranties contained herein shall be for the benefit of any third party not a party to this Agreement.

         11.3   Entire Agreement; Amendments. This Agreement (including the
                ----------------------------
Schedules and Exhibits attached hereto) contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived in writing by such party.

         11.4   Headings.  The article and section headings contained in this
                --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.5   Notices.  All notices, claims, certificates, requests, demands
                -------
and other communications hereunder shall be in writing and shall be deemed given if delivered personally, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by reputable overnight courier service for next business day delivery, or if sent by facsimile transmission, as follows:

     if to OWHC or OWE, to:      Marshall L. Stewart, Chief Executive Officer
                                 Daryl Meddings, Chief Financial Officer
                                 Ocean West Enterprises, Inc
                                 15991 Redhill Avenue, Suite 110
                                 Tustin, California 92780
                                 Telephone: (800) 500-6232
                                 Facsimile: (714) 566-29201

     if to Monogenesis to:       Scot D. Walker, President
                                 Monogenesis Corporation
                                 Drawer 88, Walker Creek Road
                                 Walker, West Virginia 26180-9948
                                 Telephone: (800) 543-8620
                                 Facsimile: (800) 543-8619

     with a copy to:             Lynn H. Wangerin, Esq.
                                 Ogden Newell & Welch PLLC
                                 1700 PNC Plaza
                                 500 West Jefferson Street
                                 Louisville, Kentucky   40202-2874
                                 Telephone: (502) 582-1601
                                 Facsimile: (502) 581-9564

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be effective on the date of receipt (or, if received on a non-business day, on the first business day after the date of receipt).

     11.6 Publicity. The parties agree that, except as otherwise required by
          ---------
law, the issuance of any reports, statements or releases pertaining to this Agreement or the transactions contemplated hereby is subject to mutual consent.

     11.7 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Delaware (without giving effect to its laws regarding conflicts of law).

     11.8 Waivers. Any provision of this Agreement may be waived only by a
          -------
written instrument executed by the party to be charged with such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11.9 Defined Terms. Throughout this Agreement various terms have been
          -------------
defined by being enclosed in quotation marks, usually in parentheses, and used with their initial letters capitalized. Unless the context otherwise requires, such defined terms shall have their designated meaning whenever used in this Agreement or any attached schedules.

     11.10 Fees. If there is any litigation between the parties related to this
           ----
Agreement or the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                   Ocean West Holding Corporation

                                   By:    ______________________________________

                                   Title: ______________________________________

                                   Ocean West Enterprises, Inc.

                                   By:    ______________________________________

                                   Title: ______________________________________

                                   Monogenesis Corporation

                                   By:    ______________________________________
                                          Scot D. Walker, President

                                  SCHEDULE 3.1

                         Officers and Directors of OWHC
                         ------------------------------

       Name                         Office
       ----                         ------

       Marshall L. Stewart          President, Chief Executive Officer, Director

       Daryl Meddings               Vice President, Chief Financial Officer,
                                    Secretary, Treasurer, Director

       Charles H. Finn, Jr.         Director


                                  SCHEDULE 3.2
                     Stock of Ocean West Holding Corporation
                     ---------------------------------------
                  Assuming Exercise of the Monogenesis Warrants
                  ---------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                              Restricted        Registered          Class B
                                                Common            Common            Common               Preferred
                   Name                         Shares            Shares            Shares                 Shares
----------------------------------------------------------------------------------------------------------------------
Daryl S. Meddings                             1,465,755           488,585           105,048              Series L-210
----------------------------------------------------------------------------------------------------------------------
Marshall L. Stewart                           1,456,755           485,585           105,048              Series L-205
----------------------------------------------------------------------------------------------------------------------
Agape Foundation Trust                          414,918           138,306               -0-                       -0-
----------------------------------------------------------------------------------------------------------------------
Cheyenne Properties, Inc.                           -0-           480,000               -0-                       -0-
----------------------------------------------------------------------------------------------------------------------
Monogenesis Corporation                             -0-           388,800               -0-                       -0-
----------------------------------------------------------------------------------------------------------------------
Tracy A. Jochen                                     -0-           118,400               -0-                       -0-
----------------------------------------------------------------------------------------------------------------------
Ronald C. and Judy M.                                                                                    Series E-680
        Meddings                                    -0-            40,000               -0-            Series F-1,050
----------------------------------------------------------------------------------------------------------------------
Kingsley and Nancy Cannon                           -0-            29,920               -0-               Series L-90
----------------------------------------------------------------------------------------------------------------------
Kevin P. Burke                                      -0-            14,800               -0-                       -0-
----------------------------------------------------------------------------------------------------------------------
Jennifer Ericson                                                                                         Series I-125
                                                    -0-            10,000               -0-               Series L-74
----------------------------------------------------------------------------------------------------------------------
William H. and Denise A. Van Herpen                 -0-             8,880               -0-                       -0-
----------------------------------------------------------------------------------------------------------------------
John S. Allgyer                                     -0-             5,920               -0-                       -0-
----------------------------------------------------------------------------------------------------------------------
Milton G. Brandolino                                -0-             5,920               -0-                       -0-
----------------------------------------------------------------------------------------------------------------------
Robert Brandolino                                   -0-             5,920               -0-                       -0-
----------------------------------------------------------------------------------------------------------------------
Thomas Melsheimer, Custodian for Megan              -0-             5,920               -0-                       -0-
        Melsheimer
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Thomas Melsheimer, Custodian for Madison                -0-              5,920              -0-                   -0-
Melsheimer
----------------------------------------------------------------------------------------------------------------------
Frederick J. Thomson                                    -0-              5,920              -0-                   -0-
----------------------------------------------------------------------------------------------------------------------
Thomas Thomson                                          -0-              5,920              -0-                   -0-
----------------------------------------------------------------------------------------------------------------------
Victoria Lee Coine-Arguello                             -0-              2,960              -0-                   -0-
----------------------------------------------------------------------------------------------------------------------
Roy Jenkins                                             -0-              2,960              -0-                   -0-
----------------------------------------------------------------------------------------------------------------------
Scott Herbert Robinson                                  -0-              2,960              -0-                   -0-
----------------------------------------------------------------------------------------------------------------------
N H. Stewart                                            -0-                -0-              -0-        Series C-1,000
----------------------------------------------------------------------------------------------------------------------
Morad Maryamian                                         -0-                -0-              -0-        Series G-2,000
----------------------------------------------------------------------------------------------------------------------
Alice Ramsey                                            -0-                -0-              -0-          Series L-100
----------------------------------------------------------------------------------------------------------------------
Donna Meehan                                            -0-                -0-              -0-           Series L-45
----------------------------------------------------------------------------------------------------------------------
Dale & Susan Delmege                                    -0-                -0-              -0-           Series L-76
----------------------------------------------------------------------------------------------------------------------
Brett & Sandy Cueva                                     -0-                -0-              -0-          Series L-200
----------------------------------------------------------------------------------------------------------------------
         TOTAL                                    3,337,428          2,247,676          210,096                 5,855
----------------------------------------------------------------------------------------------------------------------


                        Convertible Securities, Options,
                        --------------------------------
                 Warrants, Agreements Relating to Stock of OWHC
                 ----------------------------------------------

     1.   Monogenesis Corporation warrants to purchase 600 shares of Common
          Stock.


                                  SCHEDULE 3.3
                              Subsidiaries of OWHC
                              --------------------

                          Ocean West Enterprises, Inc.

                                  SCHEDULE 3.12
                             Employee Benefit Plans
                             ----------------------

     1.   Premium Reduction Option Cafeteria Plan adopted in 1993.

     2. Ocean West Enterprises, Inc. 401(k) Profit Sharing Plan and Trust adopted in 1997.


                                  SCHEDULE 3.13
                              Intellectual Property
                              ---------------------

     1. Fannie Mae DESKTOP UNDERWRITER(R)- software designed to facilitate the electronic underwriting of mortgage loan applications.

     2. Fannie Mae GUIDE EXPRESS(R) by ADFINET - software containing the electronic Fannie Mae Selling & Servicing Guides.

     3.   PowerPak - Origin Software Systems, Inc. processing software.

     4.   MAS90 - accounting software.

     5.   ADP PR software.

     6.   Fax Utility software.

                                   EXHIBIT 1.1
                     Form of Common Stock Purchase Warrants
                     --------------------------------------

                     See exhibit to Registration Statement.


                                   EXHIBIT 3.5
                Certificate Relating to Financial Statements OWHC
                -------------------------------------------------

                        FINANCIAL STATEMENTS CERTIFICATE
                        --------------------------------

     The undersigned, President of Ocean West Holding Corporation (the "Corporation"), certifies that:

     1. The balance sheet of the Corporation as of _________________ and the income statement of the Corporation for the period ending on ________________ (collectively, the "Financial Statements"), all as attached hereto and provided in connection with the Stock Purchase Agreement among the Corporation, Ocean West Enterprises, Inc. and Monogenesis Corporation dated _____________, 2002, are complete and present fairly the financial position of the Corporation.

     2. The undersigned is not aware of any matters which are not reflected on such Financial Statements or which would make such Financial Statements misleading in any manner.

     Witness the signature of the undersigned as of this ____ day of ______________, 2002.

                                      By:    ___________________________________

                                      Title: ___________________________________

                Certificate Relating to Financial Statements OWE
                ------------------------------------------------

                        FINANCIAL STATEMENTS CERTIFICATE
                        --------------------------------

     The undersigned, President of Ocean West Enterprises, Inc. (the "Corporation"), certifies that:

     1. The balance sheet of the Corporation as of _________________ and the income statement of the Corporation for the period ending on ________________ (collectively, the "Financial Statements"), all as attached hereto and provided in connection with the Stock Purchase Agreement among the Corporation, Ocean West Holding Corporation and Monogenesis Corporation dated _____________, 2002, are complete and present fairly the financial position of the Corporation.

     2. The undersigned is not aware of any matters which are not reflected on such Financial Statements or which would make such Financial Statements misleading in any manner.

     Witness the signature of the undersigned as of this ____ day of ______________, 2002.

                                       By:    _________________________________

                                       Title: _________________________________